EXHIBIT 10.3


                                     FORM OF
                          PROPERTY MANAGEMENT, LEASING
                         AND ASSET MANAGEMENT AGREEMENT

      THIS PROPERTY MANAGEMENT, LEASING AND ASSET MANAGEMENT AGREEMENT (Agreement) is made and entered into as of the day of, 2005 by and among BERKELEY INCOME TRUST, INC., a Maryland corporation (Berkeley REIT), BERKELEY INCOME TRUST OPERATING PARTNERS, L.P., a Delaware limited partnership (Owner), and BERKELEY PROPERTY MANAGEMENT, LLC, a Delaware Limited Liability company with offices in Grass Valley, California (Manager), a wholly owned subsidiary of BERKELEY TRUST ADVISORS, LLC, The Berkeley REIT Advisor.

                              W I T N E S S E T H:

      WHEREAS, Owner was organized to acquire, own, operate, lease and manage real estate properties on behalf of Berkeley REIT; and

      WHEREAS, Owner intends to retain Manager with the advise and consent of the Advisor to manage and coordinate the leasing of the real estate properties acquired by Owner under the terms and conditions set forth herein; and

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:

      1.1 Affiliate means a person who is (i) in the case of an individual, any relative of such person, (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such person; (iii) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such person; or (iv) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such person. For purposes of this definition, the term controls, is controlled by, or is under common control with shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting rights, by contract or otherwise.


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      1.2 Gross Revenues means all amounts actually collected as rents or other charges for the use and occupancy of the Properties, but shall exclude interest and other investment income of Owner and proceeds received by Owner for a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of Owner.

      1.3 Improvements means buildings, structures, equipment from time to time located on the Properties and all parking and common areas located on the Properties.

      1.4 Lease means, unless the context otherwise requires, any lease or sublease made by Owner as landlord or by its predecessor. 1.5 Management Fees has the meaning set forth in Section 4.1(a) hereof.

      1.6 Net Asset Value means the excess of (i) the aggregate of the Fair Market Value of all the Properties (excluding vacant properties) owned by Owner (whether wholly owned or partial investment through a joint venture partnership or other co-ownership arrangement), over (ii) the aggregate outstanding debt of Owner (excluding debt having maturities of one year of less).

      1.7 Owner means Berkeley Income Trust Operating Partners, L.P. and any joint venture, limited liability company or other Affiliate of Berkeley Income Trust Operating Partners, L.P., that own, in whole or in part, on behalf of Berkeley REIT, any Improvements.

      1.8 Ownership Agreements has the meaning set forth in Section 2.4(k) hereof.

      1.9 Properties means all real estate properties owned by Owner and all tracts acquired by Owner in the future containing income-producing Improvements or on which Owner will construct income-producing Improvements.

      1.10 Third Party Property Manager means any entity other than Manager or an Affiliate of Manager that has been retained by Owner or Manager to perform and carry out at one or more of the Properties the property management services described in Section 2.4 hereof, but shall exclude persons, entities or independent contractors retained or hired by Owner or Manager to perform facility management or other services or tasks at a particular Property, the costs for which are passed through to and ultimately paid by the tenant at such Property.

                                   ARTICLE II.
                APPOINTMENT OF MANAGER; SERVICES TO BE PERFORMED

      2.1 Appointment of Manager. Owner hereby engages and retains Manager with the advise and consent of the Advisor as the sole and exclusive manager, as tenant coordinating agent of the Properties and as asset manager of the portfolio of Owners Properties, and Manager hereby accepts such appointment on the terms and conditions hereinafter set forth, it being understood that this Agreement shall cause Manager to be, at law, Owners agent upon the terms contained herein.

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      2.2 General Duties. Manager shall devote its best efforts to performing its duties hereunder to administer, promote, manage, operate, maintain, improve and lease the Properties in a diligent, careful and vigilant manner in coordination with Advisor. The services of Manager are to be of scope and quality not less than those generally performed by professional asset and property managers of other similar properties in the area. Manager and Advisor shall make available to Owner the full benefit of the judgment, experience and advice of the members of Manager's and Advisor's organization and staff with respect to the policies to be pursued by Owner relating to the management, operation and leasing of the Properties. Manager and Advisor shall assist Owner in obtaining Third Party Property Managers or, with the approval of Owner, subcontract property management services to be provided hereunder to Third Party Property Managers, as it deems appropriate for certain Properties.

      2.3 Specific Duties as Asset Manager. Manager's duties as asset manager of the portfolio of Owners Properties shall include the following:

            (a) Oversight of Property Managers. Manager shall oversee the performance by the property manager of each Property of its duties, including collection and proper deposits of rental payments, payment of Property expenses, Property maintenance, etc.

            (b) Conduct On-Site Visits. Manager shall conduct periodic on-site property visits to each Property to inspect the physical condition of the Property and to evaluate the performance of the property manager of its duties.
(c) Preparation of the Budget. Manager shall review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared and submitted by the property manager of each Property.

            (d) Review and Analysis of Financial Information. Manager shall review and analyze on-going financial information pertaining to each Property and the overall portfolio of Properties owned by Owner.

            (e) Asset Management Strategies. Manager shall formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, leasing and disposition of Owners Properties on an overall portfolio basis.

      2.4 Specific Duties as Property Manager. Manager's duties as property manager of the Properties shall include the following:

            (a) Lease Obligations. Manager shall perform all duties of the landlord under all leases insofar as such duties relate to operation, maintenance, and day-to-day management. Manager shall also provide or cause to


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be provided, at Owners expense, all services normally provided to tenants of like premises, including where applicable and without limitation, gas, electricity or other utilities required to be furnished to tenants under leases, normal repairs and maintenance, and cleaning and janitorial service. Manager shall arrange for and supervise the performance of all installations and improvements in space leased to any tenant which are either expressly required under the terms of the lease of such space or which are customarily provided to tenants.

            (b) Maintenance. Manager shall cause the Properties to be maintained in the same manner as similar properties in the area. Manager's duties and supervision in this respect shall include, without limitation, cleaning of the interior and the exterior of the Improvements and the public common areas on the Properties and the making and supervision of repairs, alterations, and decoration of the Improvements, subject to and in strict compliance with this Agreement and the Leases. Construction activities undertaken by the Manager, if any, will be limited to activities related to the management, operation, maintenance, and leasing of the Property (e.g., repairs, renovations, and leasehold improvements).

            (c) Leasing Functions. Manager shall coordinate the leasing of the Properties and shall negotiate and use its best efforts to secure executed leases from qualified tenants, and to execute same on behalf of Owner, if requested, for available space in the Properties, such leases to be in form and on terms approved by Owner and Manager, and to bring about complete leasing of the Properties. Manager shall be responsible for the hiring of all leasing agents, as necessary for the leasing of the Properties, and to otherwise oversee and manage the leasing process on behalf of the Owner.

            (d) Notice of Violations. Manager shall forward to Owner promptly upon receipt all notices of violation or other notices from any governmental authority, and board of fire underwriters or any insurance company, and shall make such recommendations regarding compliance with such notice as shall be appropriate.

            (e) Personnel. Any personnel hired by Manager to maintain, operate and lease the Property shall be the employees or independent contractors of Manager and not of Owner. Manager shall use due care in the selection and supervision of such employees or independent contractors. Manager shall be responsible for the preparation of and shall timely file all payroll tax reports and timely make payments of all withholding and other payroll taxes with respect to each employee.

            (f) Utilities and Supplies. Manager shall enter into or renew contracts for electricity, gas, steam, landscaping, fuel, oil, maintenance and other services as are customarily furnished or rendered in connection with the operation of similar rental property in the area.

            (g) Expenses. Manager shall analyze all bills received for services, work and supplies in connection with the maintaining and operating the Properties, pay all such bills, and, if requested by Owner, pay, when due, utility and water charges, sewer rent and assessments, and any other amount


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payable in respect to the Properties. All bills shall be paid by Manager within the time required to obtain discounts, if any. Owner may from time to time request that Manager forward certain bills to Owner promptly after receipt, and Manager shall comply with any such request. It is understood that the payment of real property taxes and assessment and insurance premiums will be paid out of the Account (as hereinafter defined) by Manager. All expenses shall be billed at net cost (i.e., less all rebates, commissions, discounts and allowances, however designed).

            (h) Monies Collected. Manager shall collect all rent and other monies from tenants and any sums otherwise due Owner with respect to the Properties in the ordinary course of business. In collecting such monies, Manager shall inform tenants of the Properties that all remittances are to be in the form of a check or money order. Owner authorizes Manager to request, demand, collect and receipt for all such rent and other monies and to institute legal proceedings in the name of Owner for the collection thereof and for the dispossession of any tenant in default under its Lease.

            (i) Banking Accommodations. Manager shall establish and maintain a separate checking account (the Account) for funds relating to the Properties. All monies deposited from time to time in the Account shall be deemed to be trust funds and shall be and remain the property of Owner and shall be withdrawn and disbursed by Manager for the account of Owner only as expressly permitted by this Agreement for the purposes of performing the obligations of Manager hereunder. No monies collected by Manager on Owners behalf shall be commingled with funds of Manager. The Account shall be maintained, and monies shall be deposited therein and withdrawn there from, in accordance with the following:

                  (i) All sums received from rents and other income from the
            Properties shall be promptly deposited by Manager in the Account. Manager shall have the right to designate two or more persons who shall be authorized to draw against the Account, but only for purposes authorized by this Agreement.

                  (ii) All sums due to Manager hereunder, whether for
            compensation, reimbursement for expenditures, or otherwise, as herein provided, shall be a charge against the operating revenues of the Properties and shall be paid and/or withdrawn by Manager from the Account prior to the making of any other disbursements there from.

                  (iii) By the 30th day of the first month following each
            calendar quarter, Manager shall forward to Owner net operating proceeds from the preceding quarter, retaining at all times, however a reserve of $5,000, in addition to any amounts otherwise provided in the budget.

            (j) Tenant Complaints. Manager shall maintain business-like relations with the tenants of the Properties.

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            (k) Ownership Agreements. Manager has received copies of agreements of limited partnership, joint venture partnership agreements and operating agreements of Owner and its Affiliates (the Ownership Agreements) and is familiar with the terms thereof. Manager shall use reasonable care to avoid any act or omission which, in the performance of its duties hereunder, shall in any way conflict with the terms of the Ownership Agreements.

            (l) Signs. Manager shall place and remove, or cause to be placed and removed, such signs upon the Properties as Manager deems appropriate, subject, however, to the terms and conditions of the Leases and to any applicable ordinances and regulations.

      2.5 Approval of Leases, Contracts, Etc. In fulfilling its duties to the Owner, Manager may and hereby is authorized to enter into any leases, contracts or agreements on behalf of the Owner in the ordinary course of the management, operation, maintenance and leasing of the Property.

      2.6 Accounting, Records and Reports.

            (a) Records. Manager shall maintain all office records and books of account and shall record therein, and keep copies of, each invoice received from services, work and supplies ordered in connection with the maintenance and operation of the Properties. Such records shall be maintained on a double entry basis. Owner and persons designated by Owner shall at all reasonable time have access to and the right to audit and make independent examinations of such records, books and accounts and all vouchers, files and all other material pertaining to the Properties and this Agreement, all of which Manager agrees to keep safe, available and separate from any records not pertaining to the Properties, at a place recommended by Manager and approved by Owner.

            (b) Quarterly Reports. On or before the 30th day of the first month following each calendar quarter for which such report or statement is prepared and during the term of this Agreement, Manager shall prepare and submit to Owner the following reports and statements: (i) Rental collection record;

                  (ii) Quarterly operating statement;

                  (iii) Copy of cash disbursements ledger entries for such period, if requested;

                  (iv) Copy of cash receipts ledger entries for such period, if requested;

                  (v) The original copies of all contracts entered into by Manager on behalf of Owner during such period, if requested; and

                  (vi) Copy of ledger entries for such period relating to security deposits maintained by Manager, if requested.

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            (c) Budgets and Leasing Plans. Not later than November 15 of each calendar year, Manager shall prepare and submit to Owner for its approval an operating budget and a marketing and leasing plan on the Properties for the calendar year immediately following such submission. The budget and leasing plan shall be in the form of the budget and plan approved by Owner prior to the date thereof. As often as reasonably necessary during the period covered by any such budget, Manager may submit to Owner for its approval an updated budget or plan incorporating such changes as shall be necessary to reflect cost over-runs and the like during such period. If Owner does not disapprove any such budget within 30 days after receipt thereof by Owner, such budget shall be deemed approved. If Owner shall disapprove any such budget or plan, it shall so notify Manager within said 30-day period and explain the reasons therefor. Manager will not incur any costs other than those estimated in any budget except for:

                  (i) tenant improvements and real estate commissions required under a Lease;

                  (ii) maintenance or repair costs under $5,000;

                  (iii) costs incurred in emergency situations in which action is immediately necessary for the preservation or safety of the Property, or for the safety of occupant or other person (or to avoid the suspension of any necessary service of the Property);

                  (iv) expenditures for real estate taxes and assessment; and

                  (v) maintenance supplies calling for an aggregate purchase price less than $25,000.

            (d) Returns Required by Law. Manager shall execute and file when due all forms, reports, and returns required by law relating to the employment of its personnel.

            (e) Notices. Promptly after receipt, Manager shall deliver to Owner all notices, from any tenant, or any governmental authority, that are not a routine nature. Managers shall also report expeditiously to Owner notice of any extensive damage to any part of the Properties.


                                  ARTICLE III.
                                    EXPENSES

      3.1 Owners Expenses. Except as otherwise specifically provided, all costs and expenses incurred hereunder by Manager or Advisor in fulfilling their duties to Owner shall be for the account of and on behalf of Owner. Such costs and expenses may include reasonable wages and salaries and other employee-related


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expenses of all on-site and off-site employees of Manager and/or Advisor who are engaged in the operation, management, maintenance and leasing or access control of the Properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to the management of specific Properties. All costs and expenses for which Owner is responsible under this Agreement shall be paid by Manager and/or Advisor out of the Account. In the event said account does not contain sufficient funds to pay all said expenses, Owner shall fund all sums necessary to meet such additional costs and expenses.

      3.2 Manager's and Advisor's Expenses. Manager and Advisor shall, out of their own funds, pay all of their general overhead and administrative expenses.

                                   ARTICLE IV.
                             MANAGER'S COMPENSATION

      4.1 Property Management, Leasing and Asset Management Fees.

            (a) Management Fees. Commencing on the date hereof, Owner shall pay Manager for the property management, leasing and asset management services described in Article II hereof fees payable monthly (Management Fees) in an amount equal to 4% of the annual gross rental revenues generated by all the Properties owned by Owner on the last day of each preceding month. Out of these Management Fees, at Properties with respect to which Third Party Property Managers are retained to manage the Property, Manager shall either (i) credit and reduce this amount by the amount of any property management fees payable to the Third Party Property Manager by Owner, in the event that a Third Party Property Manager is retained directly by Owner, or (ii) pay the property management fees due and owing to the Third Party Property Managers directly, in the event that a Third Party Property Manager is retained by Manager on a subcontract basis. In the event the 4% Management Fee is deemed inadequate for property management for any individual owner's property by a majority vote of the independent directors of Berkeley REIT said Management Fee may be increased up to 6% for such property only. Manager's compensation under this Section 4.1 shall apply to all renewals, extensions or expansions of Leases which Manager has originally negotiated.

            (b) Other Management Fee Matters. For planning and coordinating the construction of any tenant finish along with Owner or any architect, contractor or other authorized person, the payment for which shall be the responsibility of the tenant, Manager shall be entitled to receive from any such tenant an amount equal to up to 5% of the amount as remitted by the tenant to Owner or to a representative of Owner in payment for such construction.

         4.2 Initial Lease-Up Fee. In addition to the compensation paid to Manager under Section 4.1 above, Manager shall be entitled to receive a separate fee for the one-time initial rent-up or leasing-up of newly constructed Improvements in an amount not to exceed the fee customarily charged in arms length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. For this purpose, a total rehabilitation shall be included in the term newly constructed.

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      4.3 Audit Adjustment. If any audit of the records, books or accounts relating to the Properties discloses an overpayment or underpayment of Management Fees, Owner or Manager shall promptly pay to the other party the amount of such overpayment or underpayment, as the case may be. If such audit discloses an overpayment of Management Fees for any fiscal year of more than the correct Management Fees for such fiscal year, Manager shall bear the cost of such audit.

                                   ARTICLE V.
                          INSURANCE AND INDEMNIFICATION

      5.1 Insurance to be Carried.

            (a) Manager shall obtain and keep in full force and effect insurance on the Properties against such hazards as Owner and Manager shall deem appropriate, but in any event insurance sufficient to comply with the Leases and the Ownership Agreements shall be maintained. All liability policies shall provide sufficient insurance satisfactory to both Owner and Manager and shall contain waivers of subrogation for the benefit of Manager.

            (b) Manager shall obtain and keep in full force and effect, in accordance with the laws of the state in which each Property is located, employers liability insurance applicable to and covering all employees of Manager at the Properties and all persons engaged in the performance of any work required hereunder, and Manager shall furnish Owner certificates of insurers naming Owner as a co-insured and evidencing that such insurance is in effect. If any work under this Agreement is subcontracted as permitted herein, Manager shall include in each subcontract a provision that the subcontractor shall also furnish Owner with such a certificate.

      5.2 Cooperation with Insurers. Manager shall cooperate with and provide reasonable access to the Properties to representatives of insurance companies and insurance brokers or agents with respect to insurance which is in effect or for which application has been made. Manager shall use its best efforts to comply with all requirements of insurers.

      5.3 Accidents and Claims. Manager shall promptly investigate and shall report in detail to Owner all accidents, claims for damage relating to the ownership, operation or maintenance of the Properties, and any damage or destruction to the Properties and the estimated costs of repair thereof, and shall prepare for approval by Owner all reports required by an insurance company in connection with any such accident, claim, damage, or destruction. Such reports shall be given to Owner promptly and any report not so given within 10 days after the occurrence of any such accident, claim, damage or destruction shall be noted in the monthly report delivered to Owner pursuant to Section 2.6(b). Manager is authorized to settle any claim against an insurance company arising out of any policy and, in connection with such claim, to execute proofs of loss and adjustments of loss and to collect and receipt for loss proceeds.

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      5.4 Indemnification. Manager shall hold Owner harmless from and indemnify and defend Owner against any and all claims or liability for any injury or damage to any person or property whatsoever for which Manager is responsible occurring in, on, or about the Properties, including, without limitation, the Improvements when such injury or damage shall be caused by the negligence of Manager, its agents, servants, or employees, except to the extent that Owner recovers insurance proceeds with respect to such matter. Owner will indemnify and hold Manager harmless against all liability for injury to persons and damage to property caused by Owners negligence and which did not result from the negligence or misconduct of Manager, except to the extent Manager recovers insurance proceeds with respect to such matter.

                                   ARTICLE VI.
                                TERM, TERMINATION

         6.1 Term. This Agreement shall commence on the date first above written and shall continue until terminated in accordance with the earliest to occur of the following:

            (a) One year from the date of the commencement of the term hereof. However, this Agreement will be automatically extended for an additional one-year period at the end of each year unless Owner or Manager gives sixty (60) days written notice of its intention to terminate the Agreement; or

            (b) Immediately upon the occurrence of any of the following:

                  (i) A decree or order is rendered by a court having
            jurisdiction (A) adjudging Manager as bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Manager under the federal bankruptcy laws or any similar applicable law or practice, or (C) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Manager or a substantial part of the property of Manager, or for the winding up or liquidation of its affairs, or

                  (ii) Manager (A) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (B) consents to the filing of a bankruptcy proceeding against it, (C) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or relief under any similar applicable law or practice,
            (D) consents to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or for a substantial part of its property, (E) makes an assignment for the benefit of creditors, (F), is unable to or admits in writing its inability to pay its debts generally as they become due unless such inability shall be the fault of Owner, or (G) takes corporate or other action in furtherance of any of the aforesaid purposes.

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      Upon termination, the obligations of the parties hereto shall cease, provided that Manager shall comply with the provisions hereof applicable in the event of termination and shall be entitled to receive all compensation which may be due Manager hereunder up to the date of such termination, and provided, further, that if this Agreement terminates pursuant to clause (b) above, Owner shall have other remedies as may be available at law or in equity.

      6.2 Managers Obligations after Termination. Upon the termination of this Agreement, Manager shall have the following duties:

            (a) Manager shall deliver to Owner, or its designee, all books and records with respect to the Properties.

            (b) Manager shall transfer and assign to Owner, or its designee, all service contracts and personal property relating to or used in the operation and maintenance of the Properties, except personal property paid for and owned by Manager. Manager shall also, for a period of sixty (60) days immediately following the date of such termination, make itself available to consult with and advise Owner, or its designee, regarding the operation, maintenance and leasing of the Properties.

            (c) Manager shall render to Owner an accounting of all funds of Owner in its possession and shall deliver to Owner a statement of Management Fees claimed to be due Manager and shall cause funds of Owner held by Manager relating to the Properties to be paid to Owner or its designee.

                                  ARTICLE VII.
                                  MISCELLANEOUS

      7.1 Notices. All notices, approvals, consents and other communications hereunder shall be in writing, and, except when receipt is required to start the running of a period of time, shall be deemed given when delivered in person or on the fifth day after its mailing by either party by registered or certified United States mail, postage prepaid and return receipt requested, to the other party, at the addresses set forth after their respect name below or at such different addresses as either party shall have theretofore advised the other party in writing in accordance with this Section 7.1.

      Owner: BERKELEY INCOME TRUST, INC.,
             BERKELEY INCOME TRUST
             OPERATING PARTNERS, L.P.
             1201 Sutton Way
             Grass Valley, CA 95945

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      Manager: BERKELEY PROPERTY MANAGEMENT, LLC
               Attention: Property Manager
               1201 Sutton Way
               Grass Valley, CA 95945

      7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

      7.3 Assignment. Manager may delegate partially or in full its duties and rights under this Agreement but only with the prior written consent of Owner. Except as provided in the immediately preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

      7.4 No Waiver. The failure of Owner to seek redress for violation or to insist upon the strict performance of any covenant or condition of this Agreement shall not constitute a waiver thereof for the future.

      7.5 Amendments. This Agreement may be amended only by an instrument in writing signed by the party against whom enforcement of the amendment is sought.

      7.6 Headings. The headings of the various subdivisions of this Agreement are for reference only and shall not define or limit any of the terms or provisions hereof.

      7.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      7.8 Entire Agreement. This Agreement contains the entire understanding and all agreements between Owner and Manager respecting the management of the Properties. There are no representations, agreements, arrangements or understandings, oral or written, between Owner and Manager relating to the management of the Properties that are not fully expressed herein.

      7.9 Disputes. If there shall be a dispute between Owner and Manager relating to this Agreement resulting in litigation, the prevailing party in such litigation shall be entitled to recover from the other party to such litigation such amount as the court shall fix as reasonable attorneys fees.

      7.10 Activities of Manager. The obligations of Manager pursuant to the terms and provisions of this Agreement shall not be construed to preclude Manager from engaging in other activities or business ventures, whether or not such other activities or ventures are in competition with the Owner or the business of Owner.

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      7.11 Independent Contractor. Manager and Owner shall not be construed as joint venturers or partners of each other pursuant to this Agreement, and neither shall have the power to bind or obligate the other except as set forth herein. In all respects, the status of Manger to Owner under this Agreement is that of an independent contractor.


      IN WITNESS WHEREOF, the parties have executed this Property Management, Leasing and Asset Management Agreement as of the date first above written.

                                  BERKELEY REIT:

                                  Berkeley Income Trust, Inc.

                                  By:
                                      ------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                         ---------------------------------------


                                  OWNER:

                                  Berkeley Income Trust Operating Partners, L.P.

                                  By:         Berkeley Income Trust, Inc.
                                            (As General Partner of Berkeley
                                                Income Trust Operating
                                                   Partners, L.P.)



                                  By:
                                      ------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                         ---------------------------------------


                                  MANAGER:

                                  Berkeley Property Management, LLC

                                  By:
                                      ------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                         ---------------------------------------

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                                  ADVISOR:

                                  By:
                                      ------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                         ---------------------------------------

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